UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 24, 2007

ALLIANCEBERNSTEIN HOLDING L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) is furnishing the news release it issued on January 24, 2007 concerning financial and operating results for the quarter and full year ended December 31, 2006 (“4Q06 Earnings Release”). The 4Q06 Earnings Release is attached hereto as Exhibit 99.01.

AllianceBernstein Holding is furnishing its Fourth Quarter 2006 Review, dated January 24, 2007 (“4Q06 Review”). The Fixed Income performance figures displayed on slide 36 reflect corrections to the version originally presented.  The 4Q06 Review is attached hereto as Exhibit 99.02.

AllianceBernstein Holding is furnishing a transcript of its conference call with analysts relating to financial and operating results for the quarter and full year ended December 31, 2006 (“4Q06 Transcript”). The call took place on January 24, 2007. The 4Q06 Transcript is attached hereto as Exhibit 99.03.

The 4Q06 Earnings Release, 4Q06 Review, and the conference call with analysts (reflected in the 4Q06 Transcript) include forward looking statements predicting increases in net asset inflows, describing the likelihood of improved performance by growth equities relative to value equities, expecting an increase in assets under management subject to performance fees and a related increase in seasonal volatility, indicating anticipated expense levels, estimating the impact a clerical error may have on our earnings, and anticipating the recovery of most of the cost of this error. The actual performance of financial markets generally, how our performance measures against that of our competitors, and other factors we cannot control will affect our asset inflows and whether performance by growth equities relative to value equities improves. Performance-based fees are by nature seasonal and volatile and thus difficult to predict. Our expense levels in future periods depend in part on headcount and office space needed in response to the growth in volume, complexity and global nature of our firm. The estimate of the impact of the clerical error is based on very preliminary data. Accordingly, the estimated impact on earnings may prove inaccurate as we gather and analyze additional information. In addition, our ability to recover most of the cost of the error is dependent, in part, on the availability of funds from the related class-action settlement fund, the amount of which is not known, and the willingness of our insurers to reimburse us under existing policies for this cost.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

AllianceBernstein Holding is furnishing the 4Q06 Earnings Release, which is attached hereto as Exhibit 99.01.

AllianceBernstein Holding is furnishing the 4Q06 Review, which is attached hereto as Exhibit 99.02.

AllianceBernstein Holding is furnishing the 4Q06 Transcript, which is attached hereto as Exhibit 99.03.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	4Q06 Earnings Release.

99.02	4Q06 Review.

99.03	4Q06 Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN HOLDING L.P.

Dated: January 25, 2007	By:	/s/ Robert H. Joseph, Jr.
Robert H. Joseph, Jr.
Senior Vice President and
Chief Financial Officer